                                                                     EXHIBIT 5.1

                 [MCGUIRE WOODS BATTLE & BOOTHE LLP LETTERHEAD]




                                November 10, 1998




First North American National Bank
225 Chastain Meadows Court
Kennesaw, Georgia 30144

                         FNANB Credit Card Master Trust
             Floating Rate Asset Backed Certificates, Series 1998-1
                       Registration Statement on Form S-3


Ladies and Gentlemen:

                  We have acted as counsel to First North American National Bank, a national banking association ("FNANB"), in connection with the filing by FNANB and the FNANB Credit Card Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering $492,000,000 aggregate principal amount of Floating Rate Asset Backed Certificates, Series 1998-1 representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Pooling and Servicing Agreement") between FNANB and First Union National Bank, as Trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement, and the Series 1998-1 Supplement to the Pooling and Servicing Agreement (the "Series Supplement") between FNANB and the Trustee, the form of which has been filed as Exhibit 4.2 to the Registration Statement.

                  In connection with our engagement, we have made such legal and factual examinations and inquiries and have examined such corporate records, certificates and other documents as we have deemed necessary or advisable for purposes of this opinion.

                  Based upon such examination and review, we are of the opinion that, when the Certificates have been duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement and delivered and sold as contemplated by the Registration Statement, the Certificates will be legally issued, fully paid and non-assessable.

First North American National Bank
November 10, 1998
Page 2


                  We express no opinion as to the laws of any jurisdiction other than the Commonwealth of Virginia and the Federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McGuire, Woods, Battle & Boothe LLP under the heading "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ McGuire, Woods, Battle & Boothe LLP